Exhibit 99.2
The CATO Corporation
NEWS RELEASE
FOR IMMEDIATE RELEASE
CEO Approval _______
For Further Information Contact:
Stuart L. Uselton
Executive Vice President
Chief Administrative Officer
704-940-7832
THE CATO CORPORATION PROMOTES JOHN HOWE TO
CHIEF FINANCIAL OFFICER
Charlotte, NC (August 29, 2008) – The Cato Corporation (NYSE:CTR) announced today the promotion of John Howe to Executive Vice President, Chief Financial Officer effective September 1, 2008. Mr. Howe will report to John Cato, Chairman, President and Chief Executive Officer. He will be responsible for corporate finance, financial planning and analysis, tax, treasury and information technology. Mr. Howe joined The Cato Corporation in 1986 as a field auditor and has served in many financial roles, most recently as Senior Vice President, Controller.
“I am excited to have someone with John’s financial experience and demonstrated performance,” commented Mr. Cato. “I look forward to his continued contributions to our profitable growth.”
Mr. Howe earned a Bachelor of Science Degree in Economic/Business Administration from the University of North Carolina at Greensboro and is a certified public accountant.
The Cato Corporation is a leading specialty retailer of value-priced women’s fashion apparel operating two divisions, “Cato” and “It’s Fashion!”. The Company offers exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices, every day. As of August 2, 2008, the Company operated 1,287 stores in 31 states. Additional information on The Cato Corporation is available at www.catocorp.com.
8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

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